Exhibit 10.49

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Fourth Amendment”) is made and dated as of the 28th day of January, 2008 by and among CALLAWAY GOLF COMPANY, a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and each Lender party with the Borrower, the Administrative Agent, Swing Line Lender and L/C Issuer to the Amended and Restated Credit Agreement dated as of November 5, 2004, as amended by a First Amendment dated as of March 31, 2005, a Second Amendment dated as of January 23, 2006 and a Third Amendment dated as of February 15, 2007 (the “Credit Agreement”).

A. The Borrower has asked the Lenders to amend the Credit Agreement to permit the International Restructuring Transactions (as defined in this Fourth Amendment), to permit certain other investments, to eliminate from the definition of “Subsidiary” any Person that is not majority owned by the Borrower, and to make related amendments.

B. On the terms and subject to the conditions of this Fourth Amendment, the Lenders have agreed to so amend the Credit Agreement as requested by the Borrower.

NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENTS

1.01 Definition of International Restructuring Transactions. A new definition of “International Restructuring Transactions” is added in correct alphabetical order to Section 1.01 of the Credit Agreement to read as follows:

“‘International Restructuring Transactions’ means, collectively, the following transactions (and all transactions ancillary or related thereto): (a) the changing of the name of CGV, Inc., a California corporation, to Callaway Golf International Sales Company , and, if Borrower determines (in its sole discretion), the reincorporation of CGISC in Delaware (CGV, Inc., as so renamed, or any such successor Delaware entity, as applicable, ‘CGISC’); (b) the transfer by the Borrower to CGISC of all of the shares owned by the Borrower in each of Callaway Golf Europe Ltd. (‘Callaway Golf Europe’) and Callaway Golf (Germany) GmbH (‘Callaway Golf Germany’) in consideration for Equity Interests in CGISC; (c) the formation by CGISC of a Subsidiary incorporated in Cyprus named Callaway Golf Cyprus Co. Limited (the ‘Cyprus Entity’) and the transfer by CGISC to the Cyprus Entity of all of the shares owned by CGISC in each of Callaway Golf Europe and Callaway Golf Germany in consideration for Equity Interests in the Cyprus Entity; and (d) the formation by the Cyprus Entity of a UK Holding company named Callaway Golf European Holding Company Limited (the ‘UK Holding Company’) and the transfer by the Cyprus Entity of all of the shares owned by the Cyprus Entity in Callaway Golf Europe and Callaway Golf Germany to the UK Holding Company in consideration for a combination of debt and Equity Interests of the UK Holding Company.”

1.02 Definitions of Excluded Domestic Subsidiaries, Guarantor and Subsidiary. The definitions of “Excluded Domestic Subsidiaries,” “Guarantor” and “Subsidiary” in Section 1.01 of the Credit Agreement are amended, each to read as follows:

“‘Excluded Domestic Subsidiaries’ means (a) Callaway Golf Shell Company, a California corporation, (b) CGV, Inc., a California corporation, and (c) All-American Golf LLC, a California limited liability company; provided, however, that any such Subsidiary of the Borrower shall cease to be an Excluded Domestic Subsidiary if the Borrower or any of its Subsidiaries makes, or commits to make, any Investment in such Subsidiary on or after the Closing Date; it being expressly understood that it is contemplated that CGISC, as successor by name change or otherwise to CGV, Inc. will cease to be an Excluded Domestic Subsidiary upon consummation of the International Restructuring Transactions whereupon CGISC will become a Guarantor pursuant to Section 6.12 of this Agreement.”

“‘Guarantor’ means each Domestic Subsidiary (other than Excluded Domestic Subsidiaries), any Material Foreign Subsidiary that is not a ‘controlled foreign corporation’ under Section 957 of the Code, and any other Subsidiary of the Borrower that is or becomes a Guarantor pursuant to Section 6.12 of this Agreement.”

“‘Subsidiary’ of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a ‘Subsidiary’ or to ‘Subsidiaries’ shall refer to a Subsidiary or Subsidiaries of the Borrower.”

1.03 Additional Guarantors. Section 6.12 of the Credit Agreement is amended to read as follows:

“6.12 Additional Guarantors. Cause (i) each Domestic Subsidiary (other than Excluded Domestic Subsidiaries and Subsidiaries of Excluded Domestic Subsidiaries), (ii) any Material Foreign Subsidiary that is not a ‘controlled foreign corporation’ under Section 957 of the Code, (iii) any Material Foreign Subsidiary that loses its status as a ‘controlled foreign corporation’ under Section 957 of the Code, and (iv) upon becoming a Material Foreign Subsidiary, each of the Cyprus Entity and the UK Holding Company (regardless of whether such Subsidiary is a ‘controlled foreign corporation’ under Section 957 of the Code) promptly to (A) execute and deliver to the Administrative Agent a Guaranty in favor of the Administrative Agent and the Lenders, (B) deliver to the Administrative Agent such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers or other authorized Persons of such Subsidiary as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer or other authorized Person thereof in connection with the Guaranty to which such Subsidiary is a party and such additional and other documents and certifications as the Administrative Agent may reasonably require to evidence that such Subsidiary is duly organized or formed and is validly existing, in good standing and qualified to engage in business, in each case to the extent applicable, in jurisdictions reasonably identified by the Administrative Agent, and (C) in the case of Subsidiaries other than the Cyprus Entity and the UK Holding Company, upon the request of the Administrative Agent, deliver to the Administrative Agent favorable opinions of counsel to such Subsidiary, all in form, content and scope reasonably satisfactory to the Administrative Agent.”

1.04 Investments. Subsection (d) of Section 7.02 (Investments) of the Credit Agreement is amended to read as follows:

“(d)(i) Investments of the Borrower in any Guarantor (except the Cyprus Entity and the UK Holding Company) and Investments of any Guarantor in another Guarantor (except the Cyprus Entity and the UK Holding Company), (ii) Investments in CGISC, the Cyprus Entity and the UK Holding Company consisting of or in connection with the International Restructuring Transactions, (iii) Investments of the Borrower and of any Guarantor in the Cyprus Entity and the UK Holding Company made after the consummation of the International Restructuring Transactions in an aggregate amount outstanding at any time not to exceed $50,000,000, and (iv) Investments by the Cyprus Entity in the UK Holding Company.”

1.05 Indebtedness. Subsection (j) of Section 7.03 (Indebtedness) of the Credit Agreement is amended to read as follows:

“(j) intercompany Indebtedness among the Borrower and its Subsidiaries permitted by Section 7.02, including without limitation Indebtedness consisting of or pursuant to the International Restructuring Transactions.”

1.06 Dispositions. Subsection (e) of Section 7.05 (Dispositions) of the Credit Agreement is amended to read as follows:

“(d)(i) Dispositions permitted by Section 7.04, (ii) Investments permitted by Section 7.02 and (iii) without duplication, Dispositions consisting of or pursuant to the International Restructuring Transactions.”

ARTICLE II

CONSENT TO INTERNATIONAL RESTRUCTURING TRANSACTIONS

2.01 Consent. On the terms and subject to the conditions of this Fourth Amendment and notwithstanding anything in the Credit Agreement to the contrary, the Lenders consent to the International Restructuring Transactions by the Borrower and its Subsidiaries. This means, among other things, that (a) each of CGISC, the Cyprus Entity and the UK Holding Company is

expected to become a Guarantor under the Credit Agreement, and (b) Investments may be made by the Borrower in each such Guarantor pursuant to Section 7.02(d) of the Credit Agreement

2.02 Limitations on Consent. Except as expressly set forth herein, the consent given by the Lenders in the foregoing Section 2.01 shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Administrative Agent, or the Lenders, under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly set forth herein, nothing herein shall be deemed to entitle the Borrower or any other Person to a consent to or a waiver, consent, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document.

ARTICLE III

CONDITIONS PRECEDENT

As conditions precedent to the effectiveness of this Fourth Amendment, (a) there shall have been delivered to the Administrative Agent counterpart copies of this Fourth Amendment signed by the Borrower and the Required Lenders and acknowledged by each Guarantor, together with certificates of resolutions or other action, incumbency certificates and other certificates of Responsible Officers as reasonably required by the Administrative Agent, (b) the representations and warranties of each Loan Party contained in this Fourth Amendment and in each of the other Loan Documents shall be accurate and complete in all material respects as of the date of this Fourth Amendment except to the extent relating solely to a prior date, and (c) there shall not have occurred and be continuing any Default.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

As an inducement to the Lenders to enter into this Fourth Amendment, the Borrower represents and warrants to each Lender that (a) the Credit Agreement, as amended hereby, constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar Laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; (b) no Default has occurred and is continuing and (c) no event or circumstance since the financial statements as of December 31, 2006 delivered to the Lenders pursuant to Section 6.01 of the Credit Agreement has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

ARTICLE V

MISCELLANEOUS PROVISIONS

Capitalized terms used, but not otherwise defined in this Fourth Amendment, are used with the meanings given to them in the Credit Agreement, and Section references refer to Sections of the Credit Agreement unless the context may otherwise require. This Fourth Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and, together with the Credit Agreement, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. If any provision of this Fourth Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Fourth Amendment shall not be affected or impaired thereby. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the date first above written.

CALLAWAY GOLF COMPANY

By:	/s/ Bradley J. Holiday
Name: Title:	Bradley J. Holiday Sr. Executive Vice President Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Dora A. Brown
Dora A. Brown, Vice President Agency Management Officer

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Gordon Wiens
Gordon Wiens, Senior Vice President

UNION BANK OF CALIFORNIA, N.A., as Syndication Agent and a Lender

By:	/s/ Douglas S. Lambell
Name: Title:	Douglas S. Lambell Vice President/SCM

BARCLAYS BANK PLC, as Syndication Agent and a Lender

By:	/s/ J. Davey
Name: Title:	J. Davey Director

JPMORGAN CHASE BANK, N.A., as Documentation Agent and a Lender

By:	/s/ Anna C. Ruiz
Name: Title:	Anna C. Ruiz Vice President

U.S. BANK NATIONAL ASSOCIATION, as Co-Agent and a Lender

By:	/s/ Brandon R. Zabrocki
Name: Title:	Brandon R. Zabrocki Vice President

COMERICA WEST INCORPORATED, as a Lender

By:	/s/ Steve Clear
Name: Title:	Steve Clear AVP

FIFTH THIRD BANK, as a Lender

By:	/s/ Gary S. Losey
Name: Title:	Gary S. Losey VP

CITIBANK, N.A., as a Lender

By:	/s/ Doug Bontemps
Name: Title:	Doug Bontemps Vice President

REAFFIRMATION

AS OF THE DATE FIRST ABOVE WRITTEN, EACH OF THE UNDERSIGNED GUARANTORS acknowledges receipt of a copy of the foregoing Fourth Amendment, reaffirms each of the Loan Documents to which it is a party (the “Guarantor Documents”), acknowledges that the execution and delivery of the Fourth Amendment and the performance of the Credit Agreement, as amended thereby, have no affect on such Guarantor’s agreements and obligations under the Guarantor Documents, all of which remain the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar Laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

CALLAWAY GOLF SALES COMPANY

By:	/s/ Julie Maloy
Name: Title:	Julie Maloy Chief Financial Officer

THE TOP-FLITE GOLF COMPANY

By:	/s/ David A. Laverty
Name: Title:	David A. Laverty Sr. V.P. Operations

CALLAWAY GOLF INTERACTIVE, INC.

By:	/s/ Steven C. McCracken
Name: Title:	Steven C. McCracken Sr. Executive Vice President Chief Administrative Officer

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